UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2016

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition

On November 7, 2016, LMI Aerospace, Inc. (the “Company”) issued a press release (the “Earnings Press Release”) announcing, among other things, its financial performance for the third quarter ended September 30, 2016.  The full text of the Earnings Press Release is attached as Exhibit 99.1 attached hereto and incorporated herein by reference.

As previously announced, a conference call (the "Call") to discuss the financial results will be held on Monday, November 7, 2016, at 9:00 a.m. CST, which will be hosted by Daniel G. Korte, Chief Executive Officer, and Clifford C. Stebe, Jr., Chief Financial Officer.

The information furnished pursuant to Item 2.02 above, including the Earnings Press Release, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On November 2, 2016, the Board of Directors of the Company (the “Board”) appointed Lawrence J. (“Larry”) Resnick to the Board effective January 1, 2017.  Mr. Resnick has not yet been appointed to any committees of the Board. Mr. Resnick does not have a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Mr. Resnick does have a consulting agreement with the Company, dated June 1, 2014, as amended (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Resnick receives $8,333.34 monthly in fees for his consulting services to the Board, which focus on providing advice to the Board’s independent directors.  An additional daily fee of $3,000 is authorized for special projects, if any. Mr. Resnick received from the Company $99,999.96 in 2014, $99,999.96 in 2015, and $87,833.30 in 2016 through October 31, all of which was earned under the Consulting Agreement for Mr. Resnick’s services to the Board. The Company does not plan to renew the Consulting Agreement when it expires on December 31, 2016. There is no arrangement or understanding between Mr. Resnick and any other person pursuant to which he was appointed to the Board, however Mr. Resnick will be entitled to receive any standard fees and other equity awards that the Company pays, or awards its independent directors. Mr. Resnick is not related to any director or executive officer of the Company.

Mr. Resnick founded AeroAdvisory, LLC in 2010 to provide strategy development and deployment, business development and all aspects of acquisition support within the aerospace industry for private, public and private equity owned businesses. Mr. Resnick currently serves as Chairman of the Board of Cadence Aerospace, Inc. where he was also CEO from March 2013 until December 2014 and on the Board of Aviation Technical Services (ATS). He served on the Board of Vermont Composites, Inc. from 2009 until 2011. Mr. Resnick has significant experience in operations, finance, acquisitions and integration, strategic planning, and business development within the aerospace industry, holding prior senior leadership positions with Taurus Aerospace Group and Triumph Group, Inc.  Mr. Resnick has also worked with the Company's Board of Directors as a special adviser since 2010, as noted above. Mr. Resnick has a bachelor’s degree in accounting from Penn State University.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits. See the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 7, 2016

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of earnings press release issued by the Company dated November 7, 2016.